UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 11, 2013

Comarco, Inc.
(Exact name of registrant as specified in its charter)

000-05449
(Commission File Number)

California	95-2088894
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

25541 Commercentre Drive, Suite 250, Lake Forest, California	92630-8870
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 599-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item    1.01.    Entry into a Material Definitive Agreement.

Developments with respect to the Broadwood Loan and Stock Purchase Agreement

As previously reported in a Current Report dated July 27, 2012 filed by Comarco, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on August 1, 2012, the Company and Broadwood Partners L.P. (“Broadwood”) entered into (i) a Secured Six Month Term Loan Agreement (the “Broadwood Loan Agreement”), pursuant to which Broadwood made a $2.0 million six month term loan to the Company (the “Broadwood Loan”), secured by first priority security interests in substantially all of the assets of the Company and its wholly-owned subsidiary, Comarco Wireless Technologies, Inc. (“CWT”), and (ii) a Stock Purchase Agreement with the Company (the “Broadwood SPA”), pursuant to which Broadwood agreed, subject to certain conditions set forth in that Agreement, to purchase, on January 28, 2013, the maturity date of the Broadwood Loan, such number, up to a maximum  of 3.0 million shares of Company common stock, as designated by the Company, at a price of $1.00 per share.  The Broadwood SPA provided that the proceeds of the sale of the Comarco shares to Broadwood (net of transaction expenses) would be used by the Company to repay the entire principal amount of and all interest accrued on the Broadwood Loan, with the balance of the proceeds to be used to fund working capital and certain other cash requirements of the Company.

As also previously reported in the Company’s July 27, 2012 8-K, in connection with those transactions the Company issued to Broadwood warrants to purchase up to a total of 1,704,546 shares of Company common stock (the “July 2012 Warrants”) and entered into a commitment letter providing for the Company to issue, subject to certain conditions, warrants to purchase up to an additional 1,000,000 shares of Company common stock to Broadwood (the “Additional Broadwood Warrants” and, together with the July 2012 Warrants, the “Broadwood Warrants”).  The exercise price of the Broadwood Warrants was set at $1.00 per share.  However, those Warrants provide that, subject to certain exceptions, if while any of the Broadwood Warrants are outstanding, the Company sells shares of its common stock at a purchase price, or securities that are convertible or exercisable into shares of Company common stock at a conversion or exercise price, lower than the exercise price of the Broadwood Warrants, then the exercise price of those Warrants would be reduced to that lower price.

On January 28, 2013, the maturity date of the Broadwood Loan, the Company was informed by Broadwood, that it was Broadwood’s position that one or more of the conditions precedent to its obligation to purchase the Company’s shares pursuant to the Broadwood SPA had not been satisfied and, as a result, Broadwood would not consummate that purchase and, therefore, the Company would have to repay the Broadwood Loan in cash.

The Company advised Broadwood that, contrary to its assertions, all of the conditions under the Broadwood SPA had been satisfied, and Broadwood’s refusal to purchase 3.0 million shares of Company common stock, at the price of $1.00 per share, constituted a material breach by Broadwood of its obligations under the Broadwood SPA.  Accordingly, the Company demanded that Broadwood consummate the purchase of all of those shares pursuant to that Agreement.

At the request of Broadwood, the Company and Broadwood entered into negotiations of a possible extension of the maturity date of and certain other possible changes to the terms of the Broadwood Loan, in an effort to settle the dispute between them regarding Broadwood’s obligations under the SPA.  Broadwood also advised the Company that no default would be declared under the Loan Agreement as long as those settlement negotiations were progressing satisfactorily.   However, no settlement of the dispute between the Company and Broadwood was reached and each party has reserved its rights under and with respect to the Broadwood SPA and the Broadwood Warrants.

The foregoing descriptions of the Broadwood Loan Agreement, the Broadwood SPA and the Broadwood Warrants are not intended to be complete and are qualified in their entirety by reference to the copies of those Agreements and the Warrants that are attached as Exhibits to the Company’s Current Report on Form 8-K dated July 27, 2012, which was filed with the SEC on August 1, 2012.

Elkhorn Loan and Stock Purchase Agreements

At or about the same time that settlement negotiations had commenced with Broadwood, the Company entered into confidential negotiations with Elkhorn Partners Limited Partnership (“Elkhorn”), the owner of approximately 9% of the Company’s outstanding shares, with the objective of obtaining a loan from, and selling shares to, Elkhorn that would provide the Company with cash to repay the Broadwood Loan in full and additional cash which the Company could use primarily for working capital purposes.

Those negotiations culminated on February 11, 2013, with the entry by the Company and Elkhorn into a Secured Loan Agreement (the “Elkhorn Loan Agreement”) and a Stock Purchase Agreement (the “Elkhorn SPA”), and certain related agreements, which are described below (collectively, the “Elkhorn Agreements”).  Pursuant to those Agreements, Elkhorn has made a $1.5 million senior secured loan to the Company with a maturity date of November 30, 2014 and has purchased a total of 6,250,000 shares of the Company’s common stock (the “Elkhorn Shares”) at a cash purchase price of $0.16 per share, generating an additional $1.0 million of cash for the Company.  The average of the closing prices of the Company’s common stock in the over-the counter market for the five trading day immediately preceding February 11, 2013 was $0.14 per share and, for the 29 trading days that began on January 1, 2013 and ended on February 8, 2013, was $0.158 per share.  On February 11, 2013, the Company used approximately $2.1 million of the proceeds of $2.5 million from the Elkhorn Loan and the sale of the shares to Elkhorn to pay the entire principal amount of and all accrued interest on the Broadwood Loan.

Secured Loan Agreement with Elkhorn Partners

The Elkhorn Loan, which is evidenced by a promissory note (the “Elkhorn Note”), issued by the Company to Elkhorn, bears interest at 7% for the first 12 months of the Loan, increasing to 8.5% thereafter and continuing until the Loan is paid in full.  The Loan matures on November 30, 2014 (the “Maturity Date”); however, the Company has the right, at its option, to prepay the Elkhorn Loan, in whole or in part, without penalty or premium.

The Loan Agreement provides that if and to the extent the Company does not pay the Elkhorn Loan in full by its Maturity Date, then, Elkhorn will have the right, at its option (but not the obligation), to convert the then unpaid balance of the Loan, in whole or in part, into shares of Company common stock at a conversion price of $0.25 per share.  That conversion price is subject to possible adjustment on (i) certain sales of Company common stock at a price lower than $0.25 per share, (ii) stock splits of, stock dividends on and any reclassification of the Company’s outstanding shares, and (iii) certain mergers or reorganizations of the Company, as provided in Article III of the Elkhorn Loan Agreement.

The Elkhorn Loan Agreement contains customary representations and warranties of and affirmative and negative covenants on the part of the Company and CWT.  The Agreement also provides that the Elkhorn Loan, together with accrued interest, will become immediately due and payable upon the occurrence of an Event of Default, which is defined in the Loan Agreement to include each of the following, among others: (i) a failure of the Company to pay the principal of or accrued interest on the Loan which continues unremedied for three calendar days (except that such grace period shall not apply to amounts due at the Maturity Date of the Loan), (ii) the Company or CWT commits a breach of any of their other material obligations under the Loan Agreement or under any of the Debt Related Agreements (described below) and the breach remains uncured for a period ranging from 15 days to 30 days (depending on the nature of the breach) following receipt of notice of the breach from Elkhorn; (iii) any of the representations or warranties of the Company or CWT contained in the Loan Agreement prove to have been untrue or incorrect in any material respect, (iv) the Company or CWT fails to pay indebtedness in the amount of $200,000 or more owed to any other creditor, (v) one or more judgments are entered against the Company or CWT in an aggregate amount of $200,000 or more, which are not satisfied, discharged, stayed or bonded against within the succeeding 30 days, and (vi) the filing by the Company of a voluntary petition in bankruptcy or the Company’s failure to obtain the dismissal, within 60 days, of an involuntary petition filed against it in bankruptcy, or a receiver or liquidator is appointed over, or an attachment is issued against a substantial part of the assets of the Company or CWT, which in either case remains undismissed for the succeeding thirty (30) days.

Upon the occurrence and during the continuance of an Event of Default, interest on the Loan will accrue at the lesser of (i) 15% per annum or (ii) the highest rate permitted by applicable law.

Debt Related Agreements

In connection with the Elkhorn Loan Agreement, the Company and CWT entered into a Security Agreement and the Company entered into a Pledge Agreement (collectively, the “Debt Related Agreements”) with Elkhorn to secure the payment and performance by the Company and CWT of their respective obligations under the Loan Agreement and the Debt Related Agreements.  Set forth below is a summary of those Agreements.

Security Agreement.  As security for the performance of their respective obligations under the Loan Agreement and the Debt Related Agreements, the Company and CWT have entered into a security agreement (the “Security Agreement”) granting Elkhorn a first priority perfected security interest in all of their assets, including their intellectual property rights.  The Security Agreement provides that, on the occurrence and during the continuance of an Event of Default, whether by the Company or CWT, Elkhorn will become entitled to take possession of and to sell the assets of the Company and CWT to the extent necessary to recover the amounts due Elkhorn under the Loan Agreement and any other amounts that may be due and payable to Elkhorn under any of the Debt Related Agreements.

Pledge Agreement.  As additional security for the payment and performance of its obligations under the Elkhorn Loan Agreement, the Company has entered into a Pledge Agreement (the “Pledge Agreement”) pursuant to which it has pledged and will deliver possession to Elkhorn of all of CWT’s outstanding shares.  The Pledge Agreement provides, among other things, that upon the occurrence and during the continuance of an Event of Default, Elkhorn will become entitled to transfer the CWT shares into its name, to vote those shares and, subject to applicable securities laws, to sell those shares in order to recover amounts owed to it by the Company.

Elkhorn Stock Purchase Agreement

Concurrently with the Company’s entry into the Loan Agreement, the Company and Elkhorn entered into the Elkhorn SPA.  Pursuant to that Agreement, the Company has sold 6,250,000 shares of its common stock to Elkhorn at a price of $0.16 per share, resulting in an aggregate purchase price of $1.0 million.   As noted above, that purchase price compares to an average per share closing price for Comarco’s shares of $0.14 during the five trading days immediately preceding the sale of the shares to Elkhorn, and an average per share closing price of $0.158 for the 29 trading days that that began on January 1, 2013 and ended on February 8, 2013.

The purchase price of $0.16 per share paid by Elkhorn for those shares was determined by arms-length negotiations between Elkhorn and the members of a special committee of the Company’s Board of Directors, comprised of three of the directors who have no affiliation with Elkhorn and no financial interest, other than their interests solely as shareholders of the Company, in either the loan or share transactions with Elkhorn.  That per share purchase price was determined based on a number of factors, including the Company’s inability, notwithstanding its best efforts, to raise additional capital from other prospective institutional investors during the six months ended January 25, 2013 and the recent trading prices of the Company’s shares in the over-the-counter market, which averaged $0.14 per share during the five trading days immediately preceding the sale of the shares to Elkhorn, and $0.158 per share over the 29 trading days that that began on January 2, 2013 and ended on February 8, 2013.

The foregoing summaries of the Elkhorn Loan Agreement, the Security and Pledge Agreements and the Elkhorn SPA are not intended to be complete and are qualified in their entirety by reference to those Agreements, copies of which are being filed as Exhibits to, and which by this reference are incorporated into, this Current Report on Form 8-K.

Item     2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01—“Entry into a Material Definitive Agreement” of this Current Report on Form 8-K with respect to the Elkhorn Loan, Loan Agreement and Debt Related Agreements is incorporated herein by this reference.

Item     3.02.    Unregistered Sales of Equity Securities.

The information contained in Item 1.01—“Entry into a Material Definitive Agreement” of this Current Report on Form 8-K, relating to the conversion provisions of the Elkhorn Loan and the shares of Company common stock sold and issued to Elkhorn under the Elkhorn SPA is, this reference, incorporated into this Item 3.02.

The Note evidencing the Elkhorn Loan, which is convertible on the terms and conditions set forth in the Elkhorn Loan Agreement, and the Elkhorn Shares were offered for sale and were sold by the Company only to Elkhorn, which is an “accredited investor” within the meaning of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemptions from registration afforded by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated by the SEC under that Act.  Neither the Note nor any of the Elkhorn Shares have been registered under the Securities Act or qualified under any applicable state securities laws, and may not be offered or sold in the United States absent such registration and qualification or applicable exemptions therefrom.  The Note evidencing the Elkhorn Loan and the stock certificate evidencing the Elkhorn Shares bear legends to the foregoing effect.

This Current Report on Form 8−K is neither an offer to sell nor the solicitation of an offer to buy any securities.

Item     5.01.    Change in Control of Registrant.

The Information, contained in Item 1.01 — “Entry into a Material Definitive Agreement” of this Current Report is incorporated herein by this reference, and such information is qualified by reference to copy of the Elkhorn Loan Agreement and the Elkhorn SPA attached as Exhibits 10.1 and 10.2, respectively, to this Current Report.

As a result of the Company’s sale of the 6,250,000 shares of common stock to Elkhorn pursuant to the Elkhorn SPA, Elkhorn beneficial ownership has increased from approximately 9% to approximately 49% of the Company’s outstanding voting stock, making Elkhorn the Company’s largest shareholder and, therefore, has resulted in a change of control of the Company.

In the event that the Elkhorn Loan is not repaid by the Company at its Maturity Date and Elkhorn elects to convert the entire amount of that Loan into shares of Company common stock, at its conversion price of $0.25 per share, Elkhorn would acquire at least an additional 4,000,000 shares of Company common stock which, assuming no other changes in the number of shares outstanding, would increase its beneficial ownership to approximately 77% of the Company’s outstanding shares.

Forward−Looking Statements

Any statements contained in this Current Report that refer to future events or other non−historical matters are forward−looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  The forward−looking statements in this Report are based on the Company’s reasonable expectations as of the date of this Report and are subject to risks and uncertainties that could cause the Company’s actual financial results in the future to differ materially from those that are currently expected.  Information regarding those risks and uncertainties is contained in Item 1A, entitled “Risk Factors,” in the Company’s Annual Report on Form 10-K for its fiscal year ended January 31, 2012 and readers of this Current Report are urged to read the discussion of those risks and uncertainties.  The Company disclaims any intent or obligation to update any forward−looking statements, except as may be required by law.

Item   7.01.    Regulation FD Disclosure.

On February 12, 2013, the Company issued a press release reporting that Elkhorn had made the Loan to the Company pursuant to the Elkhorn Loan Agreement and the Company had sold 6,250,000 shares of its common stock to Elkhorn pursuant to the Elkhorn SPA.  A copy of that press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, and neither such information nor Exhibit 99.1 shall be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item   9.01.    Financial Statements and Exhibits.

(d)              Exhibits

Exhibit No.	Description

10.1
Loan Agreement, dated February 11, 2013, by and among Comarco, Inc. and Comarco Wireless Technologies, Inc., as co-borrowers, and Elkhorn Partners Limited Partnership, as lender (‘Elkhorn”), together with copies of the Promissory Note evidencing the Loan, the Security Agreement and the Pledge Agreement attached as Exhibits A, B and C, respectively, to the Loan Agreement.

10.2	Stock Purchase Agreement, dated February 11, 2013, entered into by the Company with Elkhorn.

99.1	Press Release, issued February 12, 2013, reporting the making of the Elkhorn Loan to the Company and Elkhorn’s purchase of shares from the Company pursuant to the Stock Purchase Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMARCO, INC.

Date: February 12, 2013	By:	/s/Thomas W. Lanni
Thomas W. Lanni
President & Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1
Loan Agreement, dated February 11, 2013, by and among Comarco, Inc. and Comarco Wireless Technologies, Inc., as co-borrowers, and Elkhorn Partners Limited Partnership, as lender (‘Elkhorn”), together with copies of the Promissory Note evidencing the Loan, the Security Agreement and the Pledge Agreement attached as Exhibits A, B and C, respectively, to the Loan Agreement.

10.2	Stock Purchase Agreement, dated February 11, 2013, entered into by the Company with Elkhorn.

99.1	Press Release, issued February 12, 2013, reporting the making of the Elkhorn Loan to the Company and Elkhorn’s purchase of shares from the Company pursuant to the Stock Purchase Agreement.

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